Exhibit 99.1

INC Research Completes Secondary Offering, Stock Repurchase and Debt Refinancing; Updates 2015 Business Outlook

RALEIGH, N.C., May 14, 2015, INC Research Holdings, Inc. (Nasdaq: INCR), a leading global Phase I to Phase IV contract research organization, today completed the previously announced secondary public offering of 8,050,000 shares of the Company's Class A common stock by its existing shareholders and the repurchase of 5,053,482 shares of its Class A common stock. In addition, the Company also announced the refinancing of its credit facility through entry into a new $675 million senior secured credit facility, or Senior Credit Facility, consisting of a $525 million term loan and a revolving credit facility of $150 million.

Share Repurchase
INC Research has completed the repurchase of 5,053,482 shares of its Class A common stock from affiliates of Avista Capital Partners, L.P. and affiliates of Teachers' Private Capital, the private investment arm of Ontario Teachers' Pension Plan Board, in a private transaction. The purchase price was approximately $150 million or $29.6825 per share, which is equal to the price paid by the underwriters to the selling shareholders in the secondary public offering. The Company funded the repurchase through $101.5 million of additional borrowings under its Senior Credit Facility, with the remainder coming from cash on hand.

Senior Credit Facilities
INC Research has entered into a $675 million senior secured credit agreement and related security and other agreements. The credit facilities established by these agreements consist of a $525 million term loan and a $150 million revolving credit facility with certain lenders and Wells Fargo Bank, National Association, as administrative agent and collateral agent.

Borrowings under the Senior Credit Facility bear interest at a rate per annum equal to an applicable margin plus the one-month LIBOR rate. The applicable margin for borrowings is initially 2.00%, with reductions subject to a pricing grid.

The Senior Credit Facilities require the Company to make scheduled quarterly payments of 5% of the original principal amount of the Senior Credit Facilities in year one, 7.5% in years two and three, 10% in year four, and 12.5% in year five, with the balance due on the maturity date of May 14, 2020.

Business Outlook Update
The Company is updating its 2015 full-year guidance as outlined in the following table to reflect the impact of the repurchase of 5,053,428 shares of its Class A common stock and the additional borrowings under its Senior Credit Facility noted above. The guidance previously issued by the Company on April 27, 2015 included the impact of the refinancing of its existing credit agreement and the resulting decreased interest cost but did not reflect the impact of the repurchase of its Class A common stock, namely the additional interest expense resulting from the increased debt balances and the increase in earnings per share resulting from the reduced number of shares outstanding.

	Revised Guidance		Guidance Issued
	5/14/2015		4/27/2015
	Low	High	Low	High
Net service revenue	$880.0 million	$905.0 million	$880.0 million	$905.0 million
Adjusted Net Income	$87.5 million	$95.0 million	$89.5 million	$97.0 million
GAAP diluted EPS	$1.15	$1.31	$1.13	$1.29
Adjusted diluted EPS	$1.45	$1.57	$1.40	$1.52
Important disclosures about and reconciliations of non-GAAP measures, adjusted net income and diluted adjusted earnings per share to the corresponding GAAP measures are provided below:
Reconciliation of GAAP to Non-GAAP Full-Year 2015 Guidance
(in millions, except per share data)
(unaudited)

	Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High
Net income and diluted earnings per share	$70.0	$79.5	$1.15	$1.31
Adjustments:
Amortization(a)	37.7	37.7
Stock-based compensation expense(a)	4.2	4.2
Contingent consideration treated as compensation expense(a)	0.6	0.6
Transaction expenses(a)	1.1	1.1
Restructuring expenses(a)	2.6	2.6
Asset impairment charges(a)	3.9	3.9
Debt extinguishment costs(a)	9.9	9.9
Other(a)	(4.0)	(3.5)
Income tax effect of above adjustments(b)	(38.5)	(41.0)
Adjusted net income and adjusted diluted earnings per share	$87.5	$95.0	$1.45	$1.57

(a)	Amounts are estimates with an estimated range of +/- 5% and are presented gross without the benefit of income tax reduction.

(b)
Income tax expense is calculated and the adjustments are tax affected at an approximate rate of 36%, which is the midpoint of our range for the expected income tax rate of 35% to 37%. This adjustment also excludes the impact of the valuation allowances recorded against the Company's deferred tax assets. Historically, INC Research has recorded a valuation allowance against some of its deferred tax assets, but the Company believes that these valuation allowances cause significant fluctuations in its financial results that are not indicative of its underlying financial performance.

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this press release, including our updated 2015 guidance, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: fluctuations in our financial results; our ability to maintain or generate new business awards; our backlog not being indicative of future revenues and our ability to realize the anticipated future revenue reflected in our backlog; our ability to adequately price our contracts and not overrun cost estimates; our customer or therapeutic area concentration; international economic, political and other risks; our ability to increase our market share, grow our business and execute our growth strategies; and the other risk factors set forth in our Form 10-K for the year ended December 31, 2014, and other SEC filings, copies of which are available free of charge on our website at www.incresearch.com. INC Research assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Non-GAAP Measures
INC Research defines Adjusted Net Income (including Adjusted Diluted Earnings per Share) as net income (including Diluted Earnings per Share) excluding amortization, other income (expense) and the items excluded from adjusted income from operations mentioned previously. After giving effect to these items, we have also included an adjustment to our income tax rate to reflect the expected long-term income tax rate.
Each of the non-GAAP measures noted above are used by management and the Board to evaluate our core operating results as they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. Adjusted Net Income (including Adjusted Diluted Earnings per Share) is used by management and the Board to assess our business, as well as by investors and analysts, to measure our performance.
Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.  Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables.
About INC Research
INC Research (Nasdaq: INCR) is a leading global contract research organization ("CRO") providing the full range of Phase I to Phase IV clinical development services for the biopharmaceutical and medical device industries. Leveraging the breadth of our service offerings and the depth of our therapeutic expertise across multiple patient populations, INC Research connects customers, clinical research sites and patients to accelerate the delivery of new medicines to market. The Company was ranked “Top CRO to Work With” among large global CROs in the 2015 CenterWatch Global Investigative Site Relationship Survey. INC Research is headquartered in Raleigh, N.C., with operations across six continents and experience spanning more than 100 countries. For more information, please visit www.incresearch.com.
Investor Relations Contact:
Ronnie Speight
Vice President, Investor Relations
Phone: +1 (919) 745-2745
Email: Investor.Relations@incresearch.com

Press/Media Contact:
Lori Dorer
Senior Director, Corporate Communications
Phone: +1 (513) 345-1685
Email: Corporate.Communications@incresearch.com

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